Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Incentive Plan of City Holding Company of our reports dated March 15, 2013, with respect to the consolidated financial statements of City Holding Company and the effectiveness of internal control over financial reporting of City Holding Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charleston, West Virginia

May 31, 2013